Exhibit 10.2

BANK OF HAWAI‘I CORPORATION
2025 DIRECTOR STOCK COMPENSATION PLAN

20XX RESTRICTED STOCK grant AGREEMENT for XXXXXXXX

This 20XX Restricted Stock Grant Agreement ("Agreement") dated April XX, 202XX ("Grant Date"), between Bank of Hawai‘i Corporation, a Delaware corporation ("Company"), with its registered office at 130 Merchant Street, Honolulu, Hawai‘i 96813 and XXXXXXXX ("Grantee"), who as of the Grant Date is a Director eligible under the Bank of Hawai‘i Corporation 2025 Director Stock Compensation Plan ("Plan").

Grant of Restricted Shares. Effective as of the Grant Date, the Company's Board of Directors ("Board") has granted to Grantee XXXX shares of the Company's common stock ("Restricted Shares") pursuant to the Plan. The grant of Restricted Shares evidenced by this Agreement is made subject to the terms and conditions of the Plan and of this Agreement.

Restrictions During Period of Restriction. The Restricted Shares shall be subject to forfeiture by Grantee and subject to restrictions on transfer as specified under this section until the "Restriction Period" terminates as to such Restricted Shares. To the extent not forfeited during the Restriction Period, the Restricted Shares shall vest in Grantee upon the termination of the Restriction Period.

Restriction Period. For purposes of this Agreement and with respect to the Restricted Shares granted under this Agreement, the term "Restriction Period" shall mean the period that commences on the Grant Date and terminates following achievement of the service objective as described below.

Service Objectives. The Restriction Period shall terminate on April XX, 20XX provided that Grantee remains in continuous service as a Director through that date.

Company's Determination. The Company shall endeavor to determine whether the service objectives described above in this Agreement has been satisfied on the scheduled time of vesting as specified in the service objectives above. In the event that the Company has not done so, it shall make such determination as soon thereafter as possible and, if the satisfaction of the service objective has been determined, the Restricted Shares shall vest at the time of the making of such determination.

Other Termination of Restriction Period. The Restriction Period shall terminate (to the extent the Restriction Period has not previously terminated or the Restricted Shares have not previously been forfeited) upon the occurrence of any of the following: (i) the death of Grantee; (ii) the Grantee incurs a "permanent and total disability" within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended ("Code"); or (iii) upon the occurrence of a "Change in Control" (within the meaning of Section 2.5 of the Bank of Hawai‘i Corporation Change-in-Control Retention Plan, restatement effective December 17, 2009).

Forfeiture of Unvested Restricted Shares. The Restricted Shares that remain unvested and unforfeited shall be forfeited and transferred to the Company upon Grantee's ceasing to be a Director of the Company for any reason. Grantee shall receive no payment for the Restricted Shares that are forfeited.

Transfer Restriction. During the Restriction Period, the Restricted Shares shall not be subject to claims of Grantee's creditors and may not, in any way, be sold, transferred, pledged, assigned, alienated or encumbered.

Issuance of Shares; Registration; Withholding Taxes. Restricted Shares shall be issued in Grantee's name and shall bear any restrictive legends, if issued in certificate form, as may be required or deemed advisable by the Company under the provisions of any applicable law, and shall be held by the Company until all restrictions lapse or such shares are forfeited as provided herein. A statement as to when the Restriction Period has terminated shall be delivered to Grantee upon such termination. The Company may postpone the issuance or delivery of the Shares until (a) the completion of registration or other qualification of such Shares or transaction under any state or federal law, rule or regulation, or any listing on any securities exchange, as the Company shall determine to be necessary or desirable; (b) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (c) the payment to the Company of any amount required by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the issuance or delivery of the Shares. Grantee shall comply with any and all legal requirements relating to Grantee's resale or other disposition of any Shares acquired under this Agreement.

Share Adjustments. The number and kind of Restricted Shares or other property subject to this Agreement shall be subject to adjustment in accordance with Section 11 of the Plan.

Rights as Shareholder. Unless otherwise provided herein, Grantee shall be entitled to all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares and to receive dividends and other distributions (not including share adjustments as described above) payable with respect to such Shares from and after the Grant Date. Grantee's rights as a shareholder shall terminate with respect to any Restricted Shares forfeited by Grantee.

Amendment. This Agreement may be amended by the Board at any time based on its determination that the amendment is necessary or advisable in light of any addition to, or change in, the Code or regulations issued thereunder or any federal or state securities law or other law or regulation, or the Plan, or based on any discretionary authority of the Board under the Plan. Unless necessary or advisable due to a change in law, any amendment to this Agreement which alters or impairs the rights or obligations of Grantee under this Agreement, shall be adopted only with the consent of Grantee.

Section 83(b) Election. Grantee shall promptly deliver to the Company a copy of any election filed by Grantee in respect of the Restricted Shares pursuant to Code Section 83(b).

Notices. Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Grantee at Grantee's address shown on Company records, or such other address designated by Grantee by similar notice, or to the Company at its principal office, to the attention of the Corporate Secretary of the Company. Furthermore, such notice or other communication shall be deemed duly given when transmitted electronically to Grantee at Grantee's electronic mail address shown on Company records or, to the extent that Grantee is an active employee, through the Company's intranet.

Plan Governs. The Restricted Shares evidenced by this Agreement are subject to the terms and conditions of the Plan and this Agreement. In case of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall control. Capitalized terms in this Agreement not defined herein shall have the meaning as prescribed under the Plan unless the context indicates otherwise.

Miscellaneous. This Agreement shall bind and benefit Grantee, the heirs, distributees and personal representative of Grantee, and the Company and its successors and assigns. This Agreement may be signed in counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

BY ACCEPTING THE RESTRICTED SHARES GRANTED UNDER THIS RESTRICTED STOCK GRANT AGREEMENT, GRANTEE AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT AND THE PLAN.IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized effective as of the Grant Date.

BANK OF HAWAI‘I CORPORATION

By _______________________________
XXXXXXXX
Its XXXXXXXX

“Company”

Agreed and Accepted:

_________________________________
XXXXXXXX

“Grantee”